UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 21, 2012

PRIVILEGED WORLD TRAVEL CLUB, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54732	45-5312769
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1 Blackfield Drive, Tiburon, California 94920

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 888-2478

 (ISSUER TELEPHONE NUMBER)

APEX 4, Inc.

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Triton Software License Agreement

On August 21, 2012, Privileged World Travel Club, Inc. (the “Company”) entered into a license agreement (the “Triton Agreement”) with Triton Distribution Systems, Inc. (“Triton”).  Pursuant to the Triton Agreement, the Company obtained a non-exclusive right and license (the “License”) to use Triton’s Reservation Expert (the “Software”), for the purpose of providing services to the Company’s Members. Through the use of the License, the Company’s Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.

The Company agreed to pay to Triton a license fee (the “Fee”) of One Hundred Fifty Thousand Dollars ($150,000), not later than fifteen (15) days following the execution of the Triton Agreement, as a one-time license fee (the “License Fee”) for the Software.  The Company also agreed to pay to Triton an annual royalty payment (the “Royalty”) Fee of Two Million Dollars ($2,000,000), payable annually on the anniversaries of the Effective Date of the Triton Agreement, although Privileged may prepay all or any portion of the annual Royalty Fee in its discretion.

Triton agreed to deliver to the Company on or before September 1, 2012, working installations of the Software, unless such deadline is extended pursuant to agreement by the Company and Triton.

Item 2.01 Completion of Disposition or Acquisition of Assets.

As described above under Item 1.01, the Company entered into the Triton Agreement, pursuant to which the Company acquired the right to use the Triton Reservation Expert Software.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon consummation of the transaction follows.  The information below corresponds to the item numbers of Form 10 under the Exchange Act.

Forward Looking Statements

Information included or incorporated by reference in this report may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this report.

ITEM 1.  BUSINESS

OUR BUSINESS

Privileged World Travel Club, Inc.

“The Exclusive Society for Prestigious Travelers”

Corporate History

Corporate History

Privileged World Travel Club, Inc. (“Privileged”), was incorporated in Delaware on May 18, 2012 as APEX 4 Inc. (“APEX 4”).  On June 6, 2012, APEX 4 filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission (the “SEC”) as a public company.  The Form 10 was declared effective by the SEC on July 11, 2012.

On July 17, 2012, Richard Chiang, then the sole director and shareholder of APEX 4, appointed Gregory Lykiardopoulos, Chairman and CEO of Triton Distribution Systems, Inc. (“Triton”), as a director of APEX 4.  Subsequently, on July18, 2012, Mr. Chiang and Mr. Lykiardopoulos entered into a Stock Purchase Agreement whereby Mr. Lykiardopoulos purchase 10,000,000 shares of common stock of APEX 4 from Mr. Chiang, which constituted 100% of the issued and outstanding shares of APEX 4 common stock.  Mr. Chiang then resigned from all positions with APEX 4.

Mr. Lykiardopoulos as the sole director and shareholder of APEX 4 then appointed himself as President, Chief Executive Officer, and Chairman of the Board of APEX 4, and by amendment to our Certificate of Incorporation, changed the name of the Company to Privileged World Travel Club, Inc.

Mr. Lykiardopoulos subsequently granted the 10,000,000 shares to Triton, which agreed to the cancellation of 1,875,000 shares, with Triton owning 8,125,000 shares of APEX 4 common stock. Mr. Lykiardopoulos subsequently accepted shares of Common Stock as partial consideration for services performed by him on behalf of the Company and its affiliates.

License Agreement

Triton License Agreement

Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license (the “License”) to use Triton’s the Reservation Expert (the “Software”), for the purpose of providing services to our Members. Through our use of the License, our Members are able to make travel reservations, book airline seats, issue airline tickets, purchase tour and entertainment tickets and amusement park admissions, as well as book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.

Description of our Business

Our business is to provide exclusive travel services to Members of our prestigious Privileged World Travel Club (the “Privileged Travel Club”) and international travelers bound for the United States.  Immediately after joining, Members of the Privileged Travel Club can begin enjoying the services their membership offers, including a free debit card; discounted airline fares, hotels, car rentals, and travel packages; discounts at major hotel chains;  free and discounted admission to major amusement parks and attractions; free airport shuttle services; discounts at various Las Vegas hotels; free trips on Amtrak; discounted spa and massage visits; discounts at Honolulu, Hawaii, hotels; discounts on airline tickets to Hawaii; and airline upgrades; discounted concert and sporting events tickets; and much more. Additionally, Privileged Travel Club Members will be eligible for special travel packages to China, Australia, the South Pacific, Asia, and Europe.

The organizers of Privileged Travel Club are very passionate about what they do for two reasons:

1.

Tourism is a growing industry at approximately 4% annually (2011 compared to 2010), and, international travel, especially in the Asia and Asia/Pacific regions, is growing at approximately 10% annually (2011 compared to 2010).

2.

There are very few travel clubs that are catering exclusively to special frequent travelers.

Other travel clubs that provide exclusive services and memberships to prestigious travelers are typically very expensive and frequently charge high fees for their memberships. This allows only customers with high income to have the opportunity to participate in these travel clubs.

By contrast, Privileged Travel Club will charge a relatively low annual Membership fee (ranging from $20 to $175 per year), which will allow more people to participate and join, and enjoy the benefits of Membership.  Management anticipates that Privileged Travel Club Members to a great extent will be located in urban areas within major United States cities, and that our target market will include men and women in their middle 40s.

Our management anticipates that there will continue to be rapid growth in the market and increasing demand. In addition, more niche markets are evolving. Initially, we acknowledge that it will be difficult to compete with other more well-established travel clubs. However, the Privileged Travel Club target markets include potential Members who can be differentiated due to their requirements and the accessible pricing both for the initial Membership and the pricing of the travel packages. Similarly, the Privileged Travel Club website offers very easy-to-navigate searches, and simplifies the process of making reservations through a sophisticated technology, giving access to different destinations and packages around the world.

Our goal is to provide luxury service with a high standard of value.  We feel that our prices are reasonable and very attainable by all Members to travel any time they wish. We price our services to be below the level charged by competitor luxury travel clubs at prices for regularly sold similar packages in the travel industry. From our experience, many other travel clubs that offer luxury services similar to ours do so at prices higher than those we offer to our Members. We are specially focused to offer our Members luxury membership and travel products and services at specially discounted prices. Our concept is to offer these services to a larger audience and thereby increase our reach to more markets.

Value Proposition

Any traveler that wishes to buy travel from our Privileged Travel Club website (www.privilegedworldtravel.com) will need first to sign up and become a Member of the Privileged Travel Club. We are introducing nine different Membership packages at prices ranging from $20.00 to $150.00 for an annual Membership. All Membership packages allow access to our discounted travel products, such as airline tickets, hotels, motels, resorts, rental car companies, tour packages, cruises and domestic and international traveling organized tours. All these travel products are only specially and exclusively offered to Privileged Travel Club Members.

In its initial phase, the Company has acquired lists of over  nine million potential members.  We plan to contact these potential members directly, initially through e-mail, and then through personal contacts, to describe the Privileged Travel Club, and to offer introductory discount rates on memberships.

The different levels of Membership, together with the associated perks and benefits, are as follows:

Levels of Membership and Benefits of Membership by Level	Anticipated Initial Annual Fee

Private Membership	$20.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Prime Membership	$35.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Prestigious Membership	$50.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Privileged Membership	$75.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
3 Free airport shuttle services
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Regal Membership	$90.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
3 Free airport shuttle services
1 room for 2 nights at Las Vegas Hotel
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Majestic Membership	$115.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Disney World or Disneyland
3 Free airport shuttle services
1 room for 2 nights at Las Vegas Hotel
2 Days free trip on Amtrak
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Imperial Membership	$125.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
3 Free airport shuttle services
1 room for 2 nights at Las Vegas Hotel
2 Days free trip on Amtrak
1 day spa and massage
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Royal Membership	$140.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
3 Free airport shuttle services
1 room for 2 nights at Las Vegas Hotel
2 Days free trip on Amtrak
1 day spa and massage
2 nights 50% Discount at a Honolulu Hawaii Hotel
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Imperatorial Membership	$150.00

One Year Membership
Membership card
Free Debit Card
Passport Folder
Discounted Airline Fares, Hotels, Car Rentals, Travel Packages
Flight Bag
2 nights 50% Discount at Certain Hotels
2 Days free entrance to Walt Disney World or Disneyland
3 Free airport shuttle services
1 room 50% Discount for 2 nights at Las Vegas Hotel
2 Days free trip on Amtrak
1 day spa and massage
2 nights 50% Discount at a Honolulu Hawaii Hotel
1 50% Discount on Airline ticket to Hawaii
Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Service Offering

Our business plan anticipates that Privileged will position itself as a niche service travel club. We plan to offer high-quality travel packages for reasonable prices.  Initially, we are offering international trips to China, Europe, the Caribbean, Australia, the South Pacific, and South East Asia.  Domestically, we offer trips to Hawaii, the East Coast, and the West Coast, as well as packages on Southwest Airlines, Delta, United Airlines and American Airlines.

Our target market is comprised of young and middle-aged professionals who work and play hard. These men and women can afford to play and are willing to buy time in the form of our services.  We serve our niche market as a top-quality, full-service travel club.  We seek to define quality by the unique aspects of the services we offer, which include booking group or custom trips, assistance with passports, providing top of the line equipment and supplies, and a superior service offering with access to better locales, luxury accommodations, entertainment, celebrity exposure, and gourmet food.

Keys to Success

Management believes that our three principal keys to success in this business are: Customer attention, customer attention, and customer attention.

Critical Issues

As our business grows and develops, we believe that two critical issues, and how we respond to these issues, will determine our ability to succeed and grow our business.

The first issue is company growth.  Management plans to take a moderate fiscal approach, and to expand at a reasonable rate, not for the sake of expansion in itself but because it is economically wise to do so.  As the Membership base grows, and as our personnel needs grow in response, we anticipate that we will be able to provide additional products and services, all within our primary travel-club focus, which should, in turn, result in additional growth opportunities.

The second critical issue is brand awareness.  We plan to focus our attention on the cachet that comes from a title like “Privileged,” and to market the Travel Club and our products and services using this name as our focus.  We believe that our efforts to continue to build brand awareness will drive additional Members to Privileged.

Marketing Strategy

Privileged plans to use several different forms of communication for our marketing strategy.  The first effort will revolve around our Internet site.  We anticipate that Privileged demographics will rely heavily on the Internet for information.  While we continue to build and improve our website, we recognize that resources are required to maintain the site as well as continually improving it.  As such, the website will be expressly designed to accommodate new subscribers, who can buy Membership in the Travel Club.  Additionally the site will constantly be tested to determine that it is coming up as one of the top results when key words are entered into a search engine.

Additionally, we anticipate that a second website will be built that will help the new Members to review and examine all the available travel packages and products, help them to sign up make reservations, and book the trips that they wish to take in a point-and-click format easily used for non-experienced Travel Club Members.

Another form of communication we plan to use is magazine advertising.  We anticipate that our advertising will occur in magazines whose readership has demographics similar to ours. The magazine advertisements will be used to increase visibility of the Privileged Travel Club and position it as the top service club in the market.

As time progresses and a loyal Membership base is established, we anticipate that Privileged will rely on email newsletters and direct mail to the Members who are on the mailing list.  The newsletters will share specials (both trips as well as special deals) to this select group of Members.  The goal of the newsletters is to incentivize the past Members to sign up for another trip with a special deal.

As operations progress, our management at Privileged plans to continue to measure our progress relative to competitors and to the growth of the markets in which we operate. Though our primary target market has been defined, there may be new possibilities to serve additional segments. As our products are defined and our strategy differentiation is defined based on competitive strengths, Privileged should be better able to determine whether adjustments in positioning are necessary.

The marketing strategy will be to develop long-term relationships with our Members. Privileged will keep a secure database from which to obtain important demographic information about the desires and wishes of the Members, as well as other related information.  As the business becomes profitable, plans will be implemented to expand. There is virtually no limit to the number and variety of trips

Privileged can provide. Trips can take place on every continent and in most countries.  Our goal is to establish Privileged Travel Club as an international top-of-the-line travel club.

Mission

Privileged Travel Club’s mission is to provide all Members with the highest quality travel at the best and highest discounts possible. We are determined to provide excellent service and cater to the wishes of all our Members. When we remain focused and caring for our Members, we believe that the Company will grow rapidly and succeed.

Marketing Objectives

Our principal marketing objectives are as follows:

1.

Maintain positive, steady growth each quarter.

2.

Experience a growth in new Members who are turned into long-term customers.

3.

To be recognized as the premier high quality Travel Club.

Financial Objectives

Initially, our principal financial objectives include the following:

1.

A double digit growth rate for each future year.

2.

A reduction of fixed overhead through disciplined growth.

3.

Continue to decrease the variable costs associated with the production of trips.

There can be no guarantee that we will meet or achieve these objectives on our anticipated schedule, or at all.  Additionally, as we review the Company’s performance and other factors, such as the worldwide economy and the luxury travel industry in particular, we may adjust our objectives as we see fit.

Positioning

We will promote and position the Privileged Travel Club as a differentiated travel club of luxury travel, and we will price our packages at specially discounted prices within the chosen service niche.

We anticipate that our positioning of the Privileged Travel Club will leverage our competitive edge through three inter-related factors, namely competitive pricing, high quality, and personal attention to our Members.

•

The competitive edge in our services is the access we provide to popular travel packages without the exceedingly high cost.

•

The travel vacation packages will be of very good quality because our Members have very special requirements and experience in choosing their travel. They won't get stuck with undesirable trips and they want to   experience the best service they can have.

•

Additionally, Privilege's competitive edge is customer attention and customer service, allowing Privileged to provide close personal attention to the Members.  This is the level of service that Privileged intends to provide our Members.

Strategy Pyramids

Our initial single objective is to position Privileged Travel Club as the premier, high quality Travel Club, commanding a majority of market share within seven years.  Our marketing strategy will seek to first create customer awareness regarding our services offered, develop that customer base, and work toward building customer loyalty and referrals.

The message that Privileged will seek to communicate is that Privileged offers the highest level of service to our Members. The message will be communicated through a variety of methods. The first will be our website. The second method will be magazine advertisements, and the third method is through direct mail (snail mail and email) campaigns.

Marketing Mix

Privilege's marketing mix will be comprised of the following factors and areas of focus: pricing, distribution, advertising and promotion, and customer service.

•

Pricing: Privileged will compete on price and service by obtaining travel discounts which will be passed on to our Members.

•

Distribution: Privilege's services will be distributed throughout the United States feature worldwide travel opportunities.

•

Advertising and Promotion: We anticipate that the most successful advertising will be the magazine advertisements as well as the direct mail.

•

Customer service: Obsessive customer attention is our mantra.  Privileged's philosophy that is established throughout the organization is whatever needs to be done to make the Members happy must occur, even at the expense of short-term profits.  In the long run, we believe that this investment will pay off with a fiercely loyal Member base that is extremely vocal to their friends regarding referrals.

Marketing Research

During the initial phases of the marketing plan development, several focus groups were held to gain insight into the Member's needs and desires for a high quality travel. These focus groups provided useful insight into the decisions and the decision making process of target Members.

An additional source of dynamic marketing research we plan to use is a feedback mechanism based on a suggestion card system.  The suggestion card will have several statements which customers are asked to rate in terms of a given scale.  There also will be several open ended questions that allow the customer to freely offer constructive criticism or praise. Privileged will work hard to implement reasonable suggestions in order to improve our service offerings as well as show our commitment to the Members, that their suggestions are valued.

The last source of market research is competitive analysis. Privileged will be constantly observing our competitors to look for any changes in service offerings or business model changes that can be implemented to give us a competitive advantage.

International Opportunities

Overall, the global travel distribution market is estimated by Travel and Tourism Forecast World (May 2009) to exceed $35 billion.  Overall, these revenues are derived from the distribution of air travel (81%), hotels (16%), car rentals (2%) and cruises (1%).

Several consumer portals are offering travel to the overall market online mainly in the United States of America. The rest of the World typically provides online travel via small travel agencies largely by phone. Privileged plans to compete directly with these consumer portals. Unlike these portals, the Travel Reservation System is solely dedicated to servicing and providing special travel services, destinations and prices to our Members.

The China Opportunity

Traditionally, access to Chinese airline content has been difficult for foreign companies to obtain.  The only direct path is through the Chinese GDS, TravelSky.  Unfortunately, this direct, but technology disadvantaged, path chosen by traditional GDSs, does not deliver the entire content of China’s 23 air carriers, nor does it make discounted fares available outside of China.   Besides the inbound market, the outbound market is also flourishing and China is now the fastest growing outbound tourism market in the world, according to the Chinese Department of Tourism (April 2012) (publicly available information on file with Privileged).  By 2020, it is estimated that more than 100 million Chinese will make outbound leisure trips annually (same source, publicly available information on file with Privileged).  Travel is becoming increasingly accessible to growing numbers of Chinese as a result of rapid economic growth and easier access to foreign visas. China also enjoys a vital domestic market and it is estimated that approximately 1.1 billion Chinese residents traveled throughout China in 2006.

Privileged believes it has a strong technology advantage over two of the main competitors in the China market, namely Ctrip.com and eLong. The Company has built Red Dragon Express™, the only comprehensive travel solution where any traveler can create a local Chinese itinerary—including international and domestic segments—construct passenger records and clear payments, all on a seamless and low-cost basis.

The Red Dragon Express can be used by both the US market and the Chinese Domestic Market.  Members in the US market will be able to book all the travel services in mainland China, using the Privileged Red Dragon Express system, prior to their departure from the US.  Additionally, Members in the Chinese market will be able to use the Red Dragon Express for domestic travelling within China.  We believe that the proprietary Red Dragon Express travel solution will give Privileged a competitive advantage over other travel providers because of the ability to offer such comprehensive travel solutions in China.

 In June 2012, Privileged’s related entity, Privileged Nevada, under a separate newly formed division named Privileged World Travel, entered into discussions and entered into a preliminary form of collaborative agreement in principal with a consortium of travel companies based in China that have the authorization to transport and arrange the trips designated by the Centralized Government Agency that was assigned the right to transport these groups of Chinese tourists. Privileged, in coordination with these travel companies, will be arranging all the details of these trips to the United States.  Pursuant to this planned arrangement, Privileged would provide exclusive travel services to Chinese tourists visiting the United States during 2012 and 2013.  Based on our discussions with the Chinese officials, if a final agreement is reached, management anticipates that Privileged will be able to provide its services to approximately 1,000,000 Chinese tourists, although there can be no guarantee that we will reach a definitive agreement, or as to the number of Chinese travelers we will be able to assist.

In addition to China, Privileged considers Europe to be its second most fertile marketplace. Privileged believes that it can generate significant synergies and business development opportunities over time, and that the company can generate additional revenues, which will allow the company's returns to grow significantly, although there can be no guarantee of the Company’s acceptance in the European market.

Privileged plans to aggregate travel inventory from major airlines, hotels, auto rental companies and other travel sellers and distribute them to the large travel agents.  The significant advantage that Privileged has over other Travel Portals is that the other Travel Portals typically are not offering specially dedicated services to the travelers, and their pricing is generally higher than most of the travel providers.

Our management believes that with our automated, web-based technology and low-fee structure, Privileged is positioned to capture market share in large addressable markets. Privileged aggregates inventory from major airline carriers, small- to mid-sized airlines, local specialty airlines, intra-regional airlines, island-based carriers and airlines that do not have access to any significant markets; U.S. domestic specialty airlines and international carriers affiliated with the International Air Transportation Association; and air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing. Also, Privileged will work directly with property management vendors and suppliers, including all types of hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators including bus tours, expeditions, walking tours, adventure packages; and all destination-based tour offerings; major cruise lines providing global sailing trips, regional cruise companies providing scenic or specialty cruises within a region, and special custom cruises such as sailing trips or river cruises; and local service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers.

Situation Analysis

Privileged has been introducing its products to the market for very short time, and has been received very well by many initial contacts.  As noted above, we have a list of approximately 9 Million initial prospective members, who we can contact with respect to the opportunities to join the Privileged Travel Club. Marketing is now critical to our continued success and future profitability. Our target market appreciates upscale accommodations, gourmet food, and personalized attention at very reasonable prices.  Privileged is committed to meet this market need with a variety of offerings.

Market Summary

Privileged management possesses good information about the market and knows a great deal about the common attributes of our most prized and loyal customers. Privileged plans to leverage this information to better understand who is served, their specific needs, and how Privileged can better connect with them.

Market Needs

Privileged plans to provide its members with a wide selection of high quality trips for worldwide travel. Members will have the option of buying complete packages, individual travel services, or building their own vacation trips. Privileged seeks to fulfill the following benefits that we have determined will be important to our Members:

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Selection: We will provide a wide selection of different travel packages.

•

Accessibility: Our customers and Members can access the Privileged Travel Club from anywhere as long as they have access to the Internet.

•

Customer attention: Our Members will receive luxury level personal attention.

•

Competitive prices: We will provide luxury service and travel products at reasonable discounts.

Market Trends

As of early 2012, the travel industry was in an upward growth mode. Our Management believes that there are several reasons for this increase. First, there is a relative surplus of low priced travel services domestically. The devaluation of currency in other regions has made travel less expensive for U.S. residents. Pleasure travel increased by 3.2% in 2011 and is predicted to grow 2.0% in 2012, according to the December 2011 report of the American Society of Travel Agents for 2012 (publicly available information on file with Privileged).

Second, as the economy is getting healthier, management anticipates that this will result in more businesses growing and flourishing, which in turn will boost the domestic business travel an anticipated 4.8% in 2012 with an estimated increase of 3.6% in 2013, according to Plunkett Research (publicly available information on file with Privileged).

Pleasure travel is growing faster than any other segment of the travel industry. One theory for the recent increase is the increased interest in competitive amateur sports related to the strong competitive nature of younger Americans. Statistics show that approximately 8,000 U.S. companies offered different competitive sports packages that generated $17 billion in 2011, according to Travel and Tourism Forecast World (March 2012) (publicly available information on file with Privileged). There also has been a 66% increase in executive participation in these sports between 1996 and 2012.

Quick facts:

•

Leisure Travelers: More than 50% of the U.S. adult traveling population, or approximately 147 million people, have taken some sort of leisure travel trip in their lifetime, including approximately 98 million from 2006 to 2011. Approximately 31 million adults have traveled to witness a sports event, and an additional approximately 25 million have traveled by ship.

•

Vacations: Consisting of approximately 27 million travelers, customers tend to be younger and affluent,  ages 25-45, and roughly one-fourth are from households with an annual income of $75,000 or more.

Market Growth

In 2011, leisure travel generated $38 billion dollars, in the United States, according to the American Society of Travel Agents (“ASTA”) February 2012 (publicly available information on file with Privileged).  Privileged’s management believes that the market is poised for growth.  This growth can be attributed to several factors.  The first factor is an increased appreciation for travel.  More and more people are recognizing the value in spending their free time away from home, participating in activities that they enjoy.

Another variable that is contributing to this market growth is that as Americans continue to work longer and longer work hours, they also are looking for leisure travel vacations that offer a release from their day-to-day work.  Privileged’s management believes that our target market works hard, but also plays hard.  When they do take time off from work, they choose an activity that they thoroughly enjoy, to a large degree because vacations occur somewhat infrequently.

SWOT Analysis

The following SWOT (Strengths, Weaknesses, Opportunities, and Threats) analysis captures the key strengths and weaknesses within the Company, and describes the opportunities and threats facing Privileged.

Strengths

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We have and plan to continue to hire excellent staff who are highly trained and very customer attentive.

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We anticipate high member loyalty among repeat Members.

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We believe we have a truly unique, high end, service offering.

Weaknesses

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We may have difficulty finding employees who possess the necessary skills and customer-centric attitude.

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We may find it difficult to continuously offer new and exciting trips while maintaining the level of quality that is established over time from repetitive trip offerings.

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Having a customer base located worldwide may prevent Privileged from in-person communication with our Members.

Opportunities

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We believe that there is a growing market that has yet to be adequately addressed.

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We anticipate having a growing pool of potential customers as baby boomers retire and have time and money to spend.

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We believe we will have the ability to spread fixed management overhead costs over an increasing number of offered trips.

Threats

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Management expects that a slump in the economy could materially affect the travel industry.

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Management believes that an increase in terrorist acts may chill Americans’ perception of safety when traveling, whether in the United States or abroad.

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We will also be aware of and respond to the entrance of other travel clubs into Privileged’s niche market.

Competition

Privileged faces three primary groups of competitors.  Each of the Company’s competitors typically only operates in one or two product or service categories that overlap with those of Privileged.  Privileged’s Internet-based travel distribution system is a comprehensive system that seamlessly incorporates the individual services offered by competitive entities in each category.

Privileged competes against entities with offerings similar to, but not as robust as, Privileged’s online travel-related services, including the low price of membership, the quality of service provided, and the number and variety of the services offered. Representative competitors are the major global distribution system (“GDS”) providers such as Sabre, Amadeus, and Galileo, in addition to certain smaller ones such as Abacus, which is 35% owned by Sabre.  Historically, the product offerings by these competitors have been very limited.  Privileged is able to offer greater breadth and depth of inventory with superior graphical presentation at a much lower cost.  And, unlike the GDSs, Privileged’s offerings have the distinct advantage of appearing in real time.

In addition, airlines, hotels, and cruise ship operators frequently do not provide their extensive inventories or best prices to online travel websites such as Expedia, Travelocity, Priceline and Orbitz.  The Company believes that it has built-in competitive advantages over GDSs and online travel websites because of access to the complete inventories and best fares and rates of several large operators.

The second group consists of Business-to-Business, or B2B, competitors.  Several small companies provide software solutions that address certain aspects of the global travel distribution industry but they are selling software and not providing actual services.  With certain of these competitors, their competency centers on their ability to develop Internet booking engines.   Others sell software with an emphasis on quality control assurance, while still others focus on corporate travel solution software.  Privileged’s management believes that our advantages over these competitors include out proprietary reservation engine that can access many different databases, and that can provide instant inventory to travelers; real-time unlimited international inventory on all travel services; special discounts not available from other companies aggregating travel inventory; and specialized destinations and inventory, such as China and other destinations.

The third group represents indirect competitors to the supplemental portal product suite offered to the Company’s B2B subscribers.  Representative competitors are Travelocity, Expedia, Priceline, Orbitz and WorldRes.  These companies offer web-based search engines that assist the consumer in making travel arrangements directly over the Internet.  Privileged will offer Chinese domestic travel inventory through its agency subscribers and compared to the GDSs, the more robust PrivilegedTWIST inventory.  This inventory will include tours, merchandise, travel insurance and travel services such as travelers’ checks and visa services to China.

Marketing Strategy & Trends

The current Market

The tourism industry globally is projected to increase in excess of 25% by 2013, (World Travel and Tourism Council (WTTC), 2009 – publicly available information, on file with Privileged), in spite of the downturn realized during 2008.

Projected Market Size

The following tables include information that is collected by the International Association of Travel Agents (“IATA”), and is provided to all travel companies that aggregate international travel inventory, including Privileged.  The sources are on file with Privileged.

Results for World, Travel & Tourism activity (US$ bn), between 2007 - 2013

Travel & Tourism activity (US$ bn) (World)	2012	2013
Personal Consumption	$3,838.44	$4,057.73
Intermediate Consumption (transp. of persons)	$1,019.42	$1,077.30
Non-Market Products - Individual	$195,437	$204,479
Exports (Visitors) Services	$1,389.95	$1,492.43
Travel & Tourism Consumption	$6,443.25	$6,831.94
Non-Market Products - Collective	$252,411	$266,101
Gross Capital Formation	$1,911.80	$2,074.60
Exports (Non-Visitor) Merchandise	$1,248.37	$1,342.25
Travel & Tourism Demand	$9,855.83	$10,514.90
Industry Aggregates
Gross Domestic Product	$4,574.61	$4,828.78
Employment (000s)	$158,605	$161,769
Direct
Gross Domestic Product	$2,390.32	$2,522.28
Employment (000s)	$87,039.30	$8,8791.50
Indirect
Gross Domestic Product	$2,184.28	$2,306.50
Employment (000s)	$71,565.90	$7,2977.70
Imports	$1,868.64	$2,003.16
Other Taxes (Direct Only)
Total Taxes	$5,207.01	$5,414.11
Total Economy Aggregates
Gross Domestic Product	$7,340.58	$7,811.95
Employment (000s)	$260,083	$265,807
Direct
Gross Domestic Product	$3,687.58	$3,920.27
Employment (000s)	$139,956	$143,031
Indirect
Gross Domestic Product	$3,653	$3,891.67
Employment (000s)	$120,127	$122,776
Imports	$2,515.24	$2,702.94
Other Taxes (Direct & Indirect)
Other
Non-Market Products - Total	$447.848	$470.581

Projected Market Growth by region

(a) Real Travel & Tourism Activity Growth Per Annum

(b)

Personal Travel & Tourism Growth %	2012	2013
China	9.6226	9.08006
Eastern Europe	5.38354	5.37983
European Union	2.73747	2.72714
Latin America	4.65479	4.56631
North America	2.96564	2.80997

Dynamic Package Market Trends

Annually, leisure packages sold are 75% higher than the non packaged travel (International Air Transport Association (January 2012) – publicly available information, on file with Privileged).  In general, these packages are hotel-centric. However, hotels have little opportunity to meet travelers’ other vacation needs on the hotel’s website. Therefore, due to brand loyalty, given the hotel-centric nature of the reservations, hotels are required to pay significant attention to satisfying their loyal clients.

22% of US online leisure travelers booked a package vacation in the past year.

45% of US package buyers booked a package online.

29% of US online package buyers researched their package online, but purchased offline.

Motivation:

The Brand, not the price.

6 out of 10 buyers agreed with the following statements: “I am willing to pay more for a noticeably better quality product or service.” “I am willing to pay more for travel products that save me time and hassles.” (Forrester, 2008 – publicly available information, on file with Privileged).

Passenger Leisure Reservation Trends

General Global Leisure Reservation Trends

Type of Travel	Online	Travel Agent
Air	55%	45%
Car	87%	13%
Hotel	82%	18%
Cruise	5%	95%
Air, Car, Hotel Bundle	64%	36%
Tour or Package	20%	80%

(Source: International Air Transport Association (January 2012) – publicly available information, on file with Privileged.)

Marketing Strategy & Target Market

US Market Strategy

In terms of technology, the US market lags behind the European market (Technology Travel Magazine, November 2011  – publicly available information, on file with Privileged). The European travel markets offer both professional and leisure reservation systems, whereas the US market only has the professional model, which limits the package market. Therefore, Privileged plans to concentrate its marketing strategy to fill this gap. As there are currently no solutions available in the US market which directly compete with the Privileged product suite, management believes that rapid market expansion is required to establish significant barriers to entry.

Key Considerations

Meeting the needs of the Members:

Privileged’s web-based products and services are available to all Member participants, and addresses their needs by increasing the transparency of travel inventories; adding distribution channels for airlines, hotels, tour and cruise operators and car rental agencies; reducing the cost for actual bookings; broadening Members’ exposure to billions of dollars of potentially unsold inventory (a major industry problem); and furthering access to real-time inventories such as airline special fares not readily available, tours, regional airlines, bed and breakfasts, entertainment, sporting events, theaters, concerts and other travel services.

Web-based technology provides significant competitive advantages.

The Company believes it has several advantages over many other travel competitor portals. Privileged is a web-based system; its servers directly connect to travel sellers’ databases and inventories. Members access the system through their own personal computers over the Internet. Privileged does not maintain mainframe computers or dedicated phone lines. Privileged lower-cost and value-added suite of products is accessible in a faster and easier-to-use format.

Privileged offers cost and product advantages to travel industry buyers and sellers on a worldwide basis.

When consummating a booking, Privileged charges travel suppliers a fee. Privileged offers discounts to all travel Members. Additionally Privileged charges Members a service fee for providing all the inventory that Members require.

Large and diverse global marketplace provides many targeted revenue opportunities.

Privileged’s core business is the electronic distribution of travel inventory from airlines, car rental companies, hotels, tour and cruise operators and other travel sellers to our Members.

Transaction-based, scalable business model enhances financial visibility

Because the Company’s technology is operating and highly scalable, Privileged can accommodate large-scale volume with only modest additional capital expenditures furthermore, the Company has the potential for multiple sources of income, both from travel industry buyers and sellers. Privileged systems are designed to receive transaction-based fees, as bookings occur, in several different product categories, all of which experience high domestic and international transaction volume.

Privileged has a strong focus on China, one of the fastest growing travel markets.

The most significant barriers to China’s travel growth and industry profitability are the lack of technology integration and a labor-intensive fulfillment process. With the Company’s Red Dragon Express™, a comprehensive next generation solution, Privileged is positioned to capture the accelerating migration from offline to online travel distribution, and to provide better technology tools and enhanced inventory to offline domestic travel Members. Internationally, the Company is at the forefront of linking China’s domestic distribution network to the worldwide network.

Strong management and experienced professional team

Privileged is managed by travel industry veterans that bring significant operating experience and established relationships with travel sellers, such as airlines, hotels and cruise operators, to Privileged. Mr. Lykiardopoulos, in particular, has extensive travel industry experience.  His relationships have been instrumental in negotiating contracts with a number of travel sellers. Additionally, the company has attracted a management team with significant experience in operations, technology, travel industry management and sales, business development and financial oversight.

ITEM 1A. RISK FACTORS

RISK FACTORS

An investment in our Common Stock is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested.. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the eventual trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Industry

Because we have a limited operating history and nominal revenues to date, we may be unable to achieve or maintain profitability.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

 We have limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

 Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient debt or equity. There is no assurance such debt and/or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

If we are unable to successfully develop and market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product release, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

In addition, our technology is currently undergoing testing and is still under development. While certain aspects of the product may currently be functioning on a basic level, we must perform more testing to ensure that the different components work together effectively and the technology being developed by us is accurate, performs well and integrates with metadata and points systems.

We have no dividend history and have no intention to pay dividends in the foreseeable future. Investors in our shares would have to rely on the value of those shares and the market, if any, for such shares in order to realize any benefit from their ownership of our stock.

We have never paid dividends on or in connection with the Common Stock and do not intend to pay any dividends to common stockholders or with respect to any of class of our equity securities for the foreseeable future.  Ownership of our Common Stock will not provide dividend income to the holder, and holders should not rely on investment in our Common Stock for dividend income.  Any increase in the value of investment in our Common Stock could come only from a rise in the market price of our Common Stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price, if established, will rise to provide any such increase.

We may require additional financing in the future, which may not be available, or may not be available on favorable terms.  If we cannot obtain such financing, we may be required to cease operations.

We may need additional funds to finance our operations, to make additional investments, or to acquire complementary businesses or assets. We may be unable to generate these funds from our operations and we may not be able to obtain financing from other sources, including the sale of our securities, on terms that will be favorable to us.  If we cannot raise capital when it is needed, we may be required to reduce or suspend operations or go out of business altogether. Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if our products and services developed are not well-received or if our stock price or trading volume is low. Additional funding may not be available on favorable terms to us, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in further dilution to our stockholders. If we raise money through debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we cannot sustain our working capital needs with financings or if available financing is prohibitively expensive, we may not be able to complete the commercialization of our products and services. As a result, we may be required to discontinue our operations without obtaining any value for our products and services, which could eliminate stockholder equity, or we could be forced to relinquish rights to some or all of our products in return for an amount substantially less than we expended.

If we are unable to continue to bring in new Members, we may not be able to increase or sustain our profitability on a quarterly or annual basis in the future.

Much of our anticipated revenue is anticipated to be derived from recruiting new members. Our anticipated revenue will increase and decrease with the level of Membership recruitment activity and is therefore highly subject to declines of our sales and therefore of our revenues. Factors that may adversely affect difficulties in recruiting new Members include:

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economic downturns and recessions;

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global security issues, political instability, acts of terrorism, hostilities and war;

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inclement weather, such as the recent tsunami which devastated parts of Southeast Asia;

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exposure to contagious diseases such as SARS and avian bird flu;

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economic and political issues in the Middle East, Asia, Latin America and elsewhere; and

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the financial condition of future members.

The possibility of further terrorist attacks, hostilities and war, as well as the global economic downturn could have a material adverse effect on our business.

Worldwide financial instability may continue to adversely affect many countries. The worldwide financial instability could have an adverse impact on our anticipated revenue, financial performance in general, operations and liquidity and capital resources.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure. If we are unable to do so, we will be unable to retain our customers or attract new Members.

In order to be successful, we must provide reliable, real-time access to our systems for our customers and while also pursuing a low-cost model. If our operations grow in both size and scope, we will continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced products, services, features and functionality, all while maintaining the reliability and integrity of our systems and infrastructure and while pursuing the lowest cost per transaction. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

Providing services to an international marketplace poses special risks, which could increase our costs and require us to allocate significant management resources to address.

We offer our services to Members located in the United States and in other countries, which requires management attention and special resources.  The fact that our Members are located in or purchasing services available for travel in and to locations outside the United States carries a number of risks, including the following:

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Challenges caused by distance, language and cultural differences;

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longer customer payment cycles in some countries;

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increased credit risk and higher levels of payment fraud;

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legal and regulatory restrictions;

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foreign exchange controls that might prevent us from repatriating cash earned in other countries;

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political and economic instability and export restrictions; and

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potentially adverse tax consequences.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Other than our Chairman and CEO, the rest of our management team lacks public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company.  The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.  Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business.  We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors.  If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our Member base, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

We may acquire other businesses to grow our customer base, to expand into new markets, or to provide new services.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

•	difficulties in assimilating the operations and employees of acquired companies;
•	diversion of our management’s attention from ongoing business concerns;
•	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;
•	additional expense associated with amortization of acquired assets;
•	additional expense associated with understanding and development of acquired business;
•	maintenance and implementation of uniform standards, controls, procedures and policies; and
•	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our revenue is generated through our Members’ use of our website and related technology.  Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel.  We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees.  The competition for qualified sales, technical, and managerial personnel in the entrepreneurial community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the knowledge, skill and expertise of several key founding and business development employees, including the current executive officers and outside consultants: Gregory Lykiardopoulos and Adam Himmelman (officers), and David Sao Marcos (Consultant).  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.  Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key employees, executive employees, or independent contractors resigns to join a competitor, to the extent not prohibited by such person’s non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us.  We do not presently have any key man life insurance on any of our employees.

Our failure to respond to rapid change in the technologies of the global market could cause us to lose revenue and could harm our business.

Our success will depend substantially upon our ability to enhance our offering of products and services to our Members, and to develop and introduce, on a timely and cost-effective basis, new products, services, and features that meet the changing requirements of our Members and incorporate technological advancements.  If we are unable to develop new products and services and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products and services with sales of new products or services, our business will suffer.

We may be unable to maintain or establish relationships with travel suppliers and Online Travel Agents (“OTAs”), which could limit the information we are able to provide to travelers.

Our ability to attract users to our services depends in large part on providing a comprehensive set of query results for Members using our website and travel services. To do so, we maintain relationships with travel suppliers and OTAs to include their data in our query results. The loss of existing relationships with travel suppliers or OTAs, or an inability to continue to add new ones, may cause our query results to provide incomplete pricing, availability and other information important to travelers using our services. This deficiency could reduce traveler confidence in the query results we provide, making us less popular with travelers.

With respect to flight and fare information, the willingness of airlines to participate in our query results can vary by carrier. Historically, Southwest Airlines has chosen not to include its pricing and availability information in our query results and those of other third parties. If we are unable to continue to display travel data from multiple airline carriers, it would reduce the breadth of our query results and the number of travelers using our services could decline, resulting in a loss of revenues and a decline in our operating results.

In recent years, there have been a number of airline mergers, including the 2008 merger between Delta Air Lines and Northwest Airlines, the 2010 merger between United Airlines and Continental Airlines and the 2011 merger of AirTran Airlines and Southwest Airlines. If one of our airline travel suppliers merges or consolidates with, or is acquired by, another company with which we do not have a relationship, we may lose that airline as a participant in our query results or as an advertiser. We could also lose an airline’s participation in the event of an airline bankruptcy.

Approximately 20-25% of the hotels displayed on our websites are comprised of five hotel chains.  A loss of any one of these brand name hotel chains as a travel supplier, or a loss of any one of these chains as a provider of travel information to OTAs, could have a negative impact on our business, results of operations and financial condition.

In addition, many of our agreements with travel suppliers and OTAs are short-term agreements that may be terminated on 30 days’ notice. We cannot guarantee that travel suppliers and OTAs will continue to work with us. We may also be unable to negotiate access, pricing or other terms that are consistent or more favorable than our current terms. A failure to retain current terms or obtain more favorable terms with our travel suppliers and OTAs could harm our business and operating results.

If we do not continue to innovate and provide tools and services that are useful to travelers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on continued innovation to provide features and services that make our websites and mobile applications useful for travelers. Many of our competitors are constantly developing innovations in online travel-related services and features. As a result, we must continue to invest significant resources in research and development in order to continually improve the speed, accuracy and comprehensiveness of our services. If we are unable to continue offering innovative products and services, we may be unable to attract additional users or retain our current users, which could adversely affect our business, results of operations and financial condition.

Competition from general search engine companies could adversely affect us by reducing traffic to our website and mobile applications and by creating a competitive product that people choose over Privileged Travel Club when searching for travel online.

Large, established Internet search engines with substantial resources and expertise in developing online commerce and facilitating Internet traffic are creating, and are expected to create further, inroads into online travel, both in the U.S. and internationally. For example, in addition to its acquisition of ITA, Google has launched a travel search offering that displays hotel and airfare information and rates to travelers. Moreover, Microsoft acquired one of our competitors, Farecast.com, in 2008 and re-launched it as Bing Travel, a travel search engine which not only allows users to search for airfare and hotel reservations but also purports to predict the best time to purchase. These initiatives appear to represent a clear intention by Google and Microsoft to appeal more directly to travel consumers and travel suppliers by providing more specific travel-related search results, which could lead to more travelers using services offered by Google or Bing instead of those offered on our websites and mobile applications. For example, Google has launched the ability for users of its website to search for hotel and airfare pricing and availability, and as Google integrates such offerings with other Google services such as Google maps and weather information, then the number of users that visit our websites and our ability to attract advertising dollars could be negatively impacted. According to Experian Hitwise, in September 2010, approximately 30% of traffic to travel-related websites began with Google. Google or other leading search engines could choose to direct general searches on their respective websites to their own travel search service and/or materially improve search speed through hardware investments, which also could negatively impact the number of users that visit our websites and our ability to attract advertising dollars. If Google or other leading search engines are successful in offering services that directly compete with ours, we could lose traffic to our websites and mobile applications, which could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to maintain and increase brand awareness and preference, which could limit our ability to maintain our current financial performance or achieve additional growth.

We rely heavily on the Privileged brand, and we are a relative newcomer to the travel services market. Awareness, perceived quality and perceived differentiated attributes of our brands are important aspects of our efforts to attract and expand the number of travelers who use our websites and mobile applications. Since many of our competitors have more resources than we do, and can spend more advertising their brands and services, we are required to spend considerable money and other resources to preserve and increase our brand awareness. Should the competition for top-of-mind awareness and brand preference increase among online travel services, we may not be able to successfully maintain or enhance the strength of our brand. Even if we are successful in our branding efforts, such efforts may not be cost effective. If we are unable to maintain or enhance traveler and advertiser awareness of our brand cost effectively, our business, results of operations and financial condition would be adversely affected.

Competition from other travel companies could result in a decrease in the amount and types of travel information we display, a loss of travelers using our products and services and a decrease in our financial performance.

We operate in the highly competitive online travel category. Many of our current and potential competitors, including general search engines, OTAs, travel supplier websites and other travel websites, have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than Privileged. Some of these competitors may be able to secure services on more favorable terms. In addition, many of these competitors may be able to devote significantly greater resources to:

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marketing and promotional campaigns;

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attracting and retaining key employees;

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securing participation of travel suppliers and access to travel information, including proprietary or exclusive content;

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website and systems development; and

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enhancing the speed at which their services return user search results.

In addition, consolidation of travel suppliers and OTAs could limit the comprehensiveness of our query results and the need for our services and could result in advertisers terminating their relationships with us.

Increased competition could result in reduced operating margins and loss of market share. There can be no assurance that we will be able to compete successfully against current and future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

Changes in general search engine algorithms and dynamics or termination of traffic-generating arrangements could result in a decrease in the number of people directed to our websites.

We plan to use Internet search engines, principally through the purchase of travel-related keywords, to generate traffic to our websites. The purchase of travel-related keywords consists of anticipating what words and terms consumers will use to search for travel on general search engines and then bidding on those words and terms in the applicable search engine’s auction system. We plan to bid against other advertisers for preferred placement on the applicable general search engine’s results page. Search engines, such as Google, frequently update and change the logic which determines the placement and ordering of results of a user’s search, which may reduce the effectiveness of the keywords we have purchased. If a major search engine, such as Google, changes its algorithms in a manner that negatively affects the search engine ranking of our websites, or changes its pricing, operating or competitive dynamics to our disadvantage, our business, results of operations and financial condition could be adversely affected. We also plan to rely to a certain extent on advertisements that we place on websites other than general search engines. A loss of one or more of these traffic-generating arrangements as an advertising channel could result in fewer people using our services.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results.  Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

We are dependent on the leisure travel industry and declines in leisure travel or discretionary spending generally could reduce the demand for our services.

Our financial prospects are significantly dependent upon leisure travelers using our services. Leisure travel, including leisure airline tickets, hotel room reservations and rental car reservations, is dependent on personal discretionary spending levels. Leisure travel services tend to decline, along with the advertising dollars spent by travel suppliers, during general economic downturns and recessions. The current worldwide economic conditions have led to a general decrease in leisure travel and travel spending, which has negatively impacted the demand for our services.

Events beyond our control also may adversely affect the leisure travel industry, with a corresponding negative impact on our business and results of operations. Natural disasters, including hurricanes, tsunamis, earthquakes or volcanic eruptions, as well as other natural phenomena, such as outbreaks of H1N1 influenza (swine flu), avian flu and other pandemics and epidemics, have disrupted normal leisure travel patterns and levels. The leisure travel industry is also sensitive to other events beyond our control, such as work stoppages or labor unrest at any of the major airlines, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities, travel related accidents and terrorist attacks, any of which could have an impact on our business and results of operations. Although the September 2001 terrorist attacks in the U.S. occurred before we were formed, those attacks had a dramatic and sustained impact on the leisure travel industry, and any future terrorist attack, whether on a small or large scale, could have a material and negative impact on our business and results of operations.

We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our highly skilled team members, including our software engineers. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. In particular, the contributions of certain key senior management in the U.S. are critical to our overall success. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. We do not maintain any key person life insurance policies.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Our software engineers and technology professionals are key to designing code and algorithms necessary to our business. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) enacted on April 5, 2012, we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We will remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — JOBS Act” for additional information on when we may cease to be deemed to be an emerging growth company. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

Any significant disruption in service on our websites or in our computer systems, which are currently hosted primarily by third-party providers, could damage our reputation and result in a loss of users, which would harm our business and operating results.

Our brands, reputation, and ability to attract and retain travelers to use our websites and mobile applications will depend upon the reliable performance of our network infrastructure and content delivery processes. We are subject to the risk of interruptions in these systems, including server failures that could temporarily slow down the performance of our websites and mobile applications. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our services on our websites and mobile applications and prevent or inhibit the ability of travelers to access our services. Problems with the reliability or security of our systems could harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of senior management, to review and comply with such regulations.

Many of the services we offer are regulated by federal and state governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

In particular, the United States Department of Transportation, or DOT, regulates the advertising and sale of air transportation. The DOT actively enforces its regulations and recently made significant changes to the regulations and standards that apply to air carriers and ticket agents. While we are neither an air carrier nor a ticket agent, to the extent we expand our business model in the air transportation area to facilitate bookings, we could become subject to DOT oversight, which would require us to incur significant compliance costs and may require us to change our business practices with respect to the display of airfare and airfare advertising.

We assist with the processing of customer credit card transactions which results in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, which is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information.

Fluctuations in foreign currency exchange rates affect financial results in U.S. dollar terms and could negatively impact our financial results.

We anticipate that a portion of our revenues will come from international operations. Revenues generated and expenses incurred from international operations are often denominated in local currencies. As a result, our consolidated U.S. dollar financial statements are subject to fluctuations due to changes in exchange rates as the financial results of our international subsidiaries are translated from local currencies into U.S. dollars. Our financial results are subject to changes in exchange rates that impact the settlement of transactions in non local currencies.

Risks Related to Our Intellectual Property

We depend heavily on our intellectual property portfolio to differentiate our services from those of our competitors.  We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We regard our intellectual property as critical to our success, and we rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents will be effective in preventing third parties from utilizing a copycat business model to offer the same service in one or more categories. Moreover, we rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We have licensed in the past, and expect to license in the future, certain of our proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

A substantial amount of our processes and technologies is protected by trade secret laws. In order to protect these technologies and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software, or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. While we monitor the use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

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traveler preferences and competition from other travel sites;

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changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;

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changes in key personnel;

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entry into new geographic markets;

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actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

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changes in operating performance and stock market valuations of other Internet travel services companies;

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investors’ perceptions of our prospects and the prospects of the online travel industry;

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fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

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the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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announcements relating to litigation;

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financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

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the development and sustainability of an active trading market for our common stock;

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future sales of our common stock by our officers, directors and significant stockholders; and

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changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many Internet travel services companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the Recapitalization, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

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The issuer of the securities that was formerly a shell company has ceased to be a shell company,

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The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

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The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

The purpose of filing this Current Report on Form 8-K is to provide updated “Form 10 Information” about the plans of the Company going forward, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if potential investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile or decrease.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances.  We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

Our management and other affiliates have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

As of the date of this Report, our executive officers, directors and their affiliated entities together beneficially own approximately 70% of our common stock, representing approximately 70% of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

We do not expect to pay any cash dividends for the foreseeable future.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our Amended and Restated Certificate of Incorporation and By-laws contain provisions that may make the acquisition of us more difficult without the approval of our board of directors. These provisions, among other things:

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authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and  which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of common stock;

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prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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provide that only the chairperson of our board of directors, chief executive officer or a majority of the board of directors may call a special meeting of stockholders;

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provide that our board of directors is expressly authorized to make, alter or repeal our amended and restated by-laws;

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provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

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establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These antitakeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

We were incorporated in Delaware on May 18, 2012, and on June 6, 2012, we filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission as a public company.  We were originally organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On July 17, 2012, Richard Chiang, then our sole director and shareholder, appointed Gregory Lykiardopoulos, Chairman and CEO of Triton Distribution Systems, Inc. as a director.  Subsequently, on July18, 2012, Mr. Chiang and Mr. Lykiardopoulos entered into a Stock Purchase Agreement whereby Mr. Lykiardopoulos purchased 10,000,000 shares of our common stock from Mr. Chiang, which constituted 100% of our issued and outstanding shares of common stock.  Mr. Chiang then resigned from all positions.

Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license to use Triton’s the Reservation Expert, for the purpose of providing services to our members. Through our use of the License, our Members are able to make travel reservations, book airline seats, issue airline tickets, purchase tour and entertainment tickets and amusement park admissions, as well as book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.  We believe that with our automated, web-based technology and low-fee structure, we are positioned to capture market share in large addressable markets. We aggregate inventory from major airline carriers, small- to mid-sized airlines, local specialty airlines, intra-regional airlines, island-based carriers and airlines that do not have access to any significant markets; U.S. domestic specialty airlines and international carriers affiliated with the International Air Transportation Association; and air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing. Also, we will work directly with property management vendors and suppliers, including all types of hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators including bus tours, expeditions, walking tours, adventure packages; and all destination-based tour offerings; major cruise lines providing global sailing trips, regional cruise companies providing scenic or specialty cruises within a region, and special custom cruises such as Windjammer sailing trips or river cruises; and local service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers.

Travelers wishing to buy travel from our website (www.privilegedworldtravel.com) will first to sign up and become a Member of the Privileged Travel Club. We are introducing 9 different membership packages at prices ranging from $20.00 to $150.00 for an annual membership. All membership packages will allow access to our discounted travel products, such as airline tickets, hotels, motels, resorts, rental car companies, tour packages, cruises and domestic and international traveling organized tours. All these travel products are only specially and exclusively offered to club members.  We have acquired lists of over nine million potential members.  We plan to contact these potential members directly, initially through e-mail, and then through personal contacts, to describe the Privileged Travel Club, and to offer introductory discount rates on memberships.

As we are just commencing our planned operations, we plan to fund our operations from loans from Triton and our chairman, and we plan to raise equity capital by offering shares of our common stock to investors.  For the next twelve months, we anticipate we will need approximately $1,500,000 in debt and equity capital to fund our operations.  We believe we will be able to raise the necessary capital to carry out our business plan, but there no assurance that we will be able to do so.

Quantitative and Qualitative Disclosures about Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04 which was issued to provide a consistent definition of fair value (“FV”) and ensure that the FV measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain FV measurement principles and enhances the disclosure requirements particularly for Level 3 FV measurements.  This guidance is effective for us beginning on January 1, 2012.  The adoption of ASU 2011-04 did not have a significant impact our financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, did not have a significant impact our financial statements.

In September 2011, the FASB issued ASU 2011-08 which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the FVof a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required. The revised standard is effective for us for our annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 did not have a significant impact our financial statements.

In July, 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the FV of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on our financial statements.

ITEM 3. PROPERTIES

PROPERTIES

We do not own any property. We rent office space for our principal executive offices at 1 Blackfield Drive, Tiburon, California 94920, USA.  The office space is leased on a monthly basis. The start date was June 1, 2012.  Lease payments are $800 per month.  We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information as of July 31, 2012, regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.  The percentages are based on total outstanding shares of 12,855,625 as of July 31, 2012.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class
Common Stock	Gregory Lykiardopoulos, Chairman, President, and Chief Executive Officer (2)	8,875,000	69.04%
Common Stock	Triton Distribution Systems, Inc. (3)	8,125,000	63.20%
Common Stock	Adam Himmelman, Director and CTO	125,000	0.97%
Common Stock	All Officers and Directors As a Group (2 persons)	9,000,000	70.01%

(1)

Except as otherwise indicated, the address of the stockholder is: c/o Privileged World Travel Club, Inc., 1 Blackfield Drive, Tiburon, California 94920.

(2)

Amount indicated includes (i) 750,000 shares owned of record by Mr. Lykiardopoulos, and (ii) 8,125,000 shares owned by Triton Distribution Systems, Inc., a company of which Mr. Lykiardopoulos is the sole officer and director.

(3)

As noted above, Mr. Lykiardopoulos is the sole director and officer of Triton Distribution Systems, Inc.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

MANAGEMENT

 Directors and Executive Officers

 The following table contains information concerning our directors and executive officers as of December 31, 2010.

Name	Age	Position
Gregory Lykiardopoulos	66	Chairman of the Board, Chief Executive Officer, President
Adam Himmelman	41	Director, Chief Technical Officer

The initial management team consists of Gregory E. Lykiardopoulos, Chairman of the Board and Chief Executive Officer; and Adam Himmelmam, Director and Chief Technical Officer.

Gregory E. Lykiardopoulos. Mr. Lykiardopoulos was appointed as the Chief Executive Officer by the Company’s board of directors. His responsibilities include but are not limited to:

•

Advise the board and carry out tasks assigned by the board;

•

Oversee daily operations, project planning, and special events, working closely with each program coordinator;

•

Personnel management (recruitment, hiring, training, evaluation and termination of staff);

•

Together with the Operations Director, develop and manage the annual budget for board approval, including necessary revisions;

•

Program development;

•

Supervision of artistic staff;

•

Develop network of support within the arts community; and

•

Develop and implement outreach program.

Biographical information: Mr. Lykiardopoulos currently serves as the Chairman and CEO of Triton Distribution Systems, Inc., where he has served since January 2006.  From 1999 until January 2006, Mr. Lykiardopoulos founded and operated GRSNetwork, Inc., a company engaged in a Web-based travel business. GRS terminated its operations in January 2006. Mr. Lykiardopoulos is fluent in six languages. He received a B.A. degree in Business Administration from the American University in Cairo, Egypt.

Adam Himmelman.  Mr. Himmelman was hired as the Company’s Chief Technical Officer in July 2012.  His responsibilities include but are not limited to:

•

Software Development;

•

Overseeing Company Computer Network;

•

Technical Support;

•

Designing New Product access from the software requirements; and

•

Overseeing Company Employee training for the Computer System requirements.

Biographical information: Mr. Himmelman joined Privileged in July 2012 as a director and the Chief Technical Officer. Mr. Himmelman also serves a the Vice President, Technology Development for Triton Distribution Systems, Inc., which he joined in February 2006.  Mr. Himmelman oversees the Company’s information technology, product development and architecture. Mr. Himmelman is also responsible for setting the strategic direction of the company’s technology development efforts and for managing the day-to-day efforts of the development team. Mr. Himmelman has held positions in many facets of technology development including Director of Engineering, Chief Software Architect and Senior Software Engineer in the fields of insurance, travel, imaging and GPS development.

From 2000 to 2003, Mr. Himmelman pioneered a new telephony GPS-enabled mapping system to be utilized by major cellular companies and delivered to a variety of personal mobile devices. The crux of the system was built on a new mapping instruction protocol aimed at reducing bandwidth by 75% over the transmission of imagery. Between 2000 and 2003 he was responsible for the development of a travel reservation system offering advanced functionality and an easy-to-use interface to consumers, professional agents and automated third-party vendors.  Mr. Himmelman received a Bachelors of Computer Science degree specializing in Virtual Reality from the University of Advanced Computer Technology, in Phoenix, Arizona, in 1999.

ITEM 6.  EXECUTIVE COMPENSATION.

Executive Compensation

The Company was formed in May, 2012.  Privileged, Inc. (“Privileged Nevada”), the Company’s subsidiary, which had operations prior to the acquisition of the Privileged Nevada shares by the Company, was formed May 1, 2012.   No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

 ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

As noted herein, Mr. Lykiardopoulos, who is the Chairman, Chief Executive Officer, and President of Privileged World Travel Club, Inc., is also the sole officer and director of Triton Distribution Systems, Inc. (“Triton”).  Pursuant to a license agreement, the terms of which are disclosed above, Triton licensed its Travel Expert software (the “Software”) to the Company, in exchange for a license fee of $150,000, and an annual royalty of $2,000,000.

Additionally, following the formation of the Company and its filing of the Form 10 with the U.S. Securities and Exchange Commission, Mr. Lykiardopoulos purchased from the prior shareholder of the Company 10,000,000 shares of the Company’s common stock, which constituted 100% of the issued and outstanding shares of the Company at the time.  Subsequently, Mr. Lykiardopoulos transferred the shares to Triton, which agreed to cancel 1,875,000 shares, leaving Triton with 8,125,000 shares of the Company’s common stock.

Director Independence

As of the date of this Report, we had no independent directors as defined by the rules of any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares likely will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but have not reached a final agreement.

Holders

As of July 31, 2012, we had 11 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

In connection with the formation of the Company, the Company issued 10,000,000 shares to the founder and initial officer and director of the Company.  Subsequent to the Company’s Form 10 registration statement’s being declared effective by the SEC, the initial director sold the 10,000,000 shares to Mr. Lykiardopoulos, the Company’s Chairman, Chief Executive Officer, and President in a private resale transaction.  Mr. Lykiardopoulos then transferred the shares to Triton Distribution Systems, Inc. (“Triton”), a company controlled by Mr. Lykiardopoulos. Triton agreed to the cancellation of 1,875,000 of the shares, and retained 8,125,000 of the shares.

Following the purchase of the shares by Mr. Lykiardopoulos, the Company issued an additional 4,730,625 founders shares to a business trust, a limited liability company, and eight individuals who had provided services to the Company and its predecessor entities.  No public solicitation was undertaken, and each of the recipients of the shares had a pre-existing relationship with the Company and its officers and directors.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 12,855,625 issued and outstanding as of July 31, 2012, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Company’s Form 10 filed with the Securities Exchange Commission on June 5, 2012.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant's Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant's Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this report on Form 8-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

See Item 9.01 of this report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See “ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES” under Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on July 19, 2012, on July 18, 2012, Richard Chiang, the original officer and director of the Company, entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of the Registrant’s common stock to Gregory Lykiardopoulos for a purchase price of $40,000. A copy of the Share Purchase Agreement was attached to that Current Report as Exhibit 10.1

Pursuant to the Share Purchase Agreement, Mr. Lykiardopoulos became the sole shareholder of the Company, owning 100% of the issued and outstanding shares of the Registrant’s common stock, which constituted a change in control of the Company.

Subsequently, Mr. Lykiardopoulos transferred the 10,000,000 shares to Triton, which then agreed to the cancellation of 1,875,000 of the shares, leaving Triton holding 8,125,000 shares of the Company’s common stock.  That also resulted in a change in control of the Company, although Mr. Lykiardopoulos is an officer and director of both companies.

Item 5.06 Change In Shell Company Status.

As described in Item 2.01 of this report, pursuant to the entry into the Triton Agreement, management believes that we are no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired

Not applicable. No merger transaction was effected, and no businesses were acquired.

(b)

Pro Forma Financial Information

Not applicable. No merger transaction was effected, and no businesses were acquired.

(c)

Shell Company Transactions

Not applicable.  No merger transaction was effected, and no businesses were acquired.

(d)

Exhibits

Exhibit	Description
10.1	Triton License Agreement
10.2	Share Purchase Agreement dated July 18, 2012 (previously filed as an exhibit to a Current Report on Form 8-K filed with the Commission on July 19, 2012, and incorporated herein by reference.)
99.1	Financial Statements of Privileged World Travel Club, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVILEGED WORLD TRAVEL CLUB, INC.

By:         /s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Executive Officer

(Principal Executive Officer)

Date:      August 27, 2012